UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2013

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Senior Unsecured Term Loan Agreement

On April 29, 2013, Catalent Pharma Solutions, Inc. (the “Company”), the Company’s subsidiaries that are guarantors thereunder, certain lenders, and Morgan Stanley Senior Funding, Inc., as the administrative agent, entered into a Senior Unsecured Term Loan Credit Agreement (the “Credit Agreement”), in order to borrow an aggregate principal amount of $275,000,000 of unsecured term loans (the “Unsecured Loans”). The proceeds of the Unsecured Loans will be used to redeem all of the Company’s outstanding 9.5%/10.25 % Senior PIK-Election Notes due 2015 at par plus accrued and unpaid interest to the date of redemption. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Interest Rate

The Unsecured Loans bear interest, at the Company’s option, at a rate equal to the Eurocurrency Rate plus 5.25%, subject to a floor of 1.25%, or the Base Rate plus 4.25%, subject to a floor of 2.25%.

Amortization

The Unsecured Loans will mature on December 31, 2017. The Company is not required to repay installments on the Unsecured Loans. The Company is required to repay the Unsecured Loans on the date of maturity.

Prepayments

The Credit Agreement contains substantially similar voluntary prepayment terms as those in the Company’s existing senior secured credit agreement. The Credit Agreement contains mandatory prepayment provisions in connection with certain asset sales and certain incurrences of debt not otherwise permitted under the Credit Agreement.

The Unsecured Loans are subject to (i) a 2.00% prepayment premium in connection with a prepayment made pursuant to certain repricing transactions prior to April 29, 2014 and (ii) a 1.00% prepayment premium in connection with a prepayment made pursuant to certain repricing transactions on or following April 29, 2014 and prior to April 29, 2015.

Covenants, Events of Default and Voting Arrangements

The Credit Agreement contains a number of covenants substantially similar to the Company’s existing 7.875% senior notes due 2018 that, among other things, restrict, subject to certain exceptions, the Company’s (and the Company’s restricted subsidiaries’) ability to incur additional indebtedness, provide guarantees or issue certain preferred shares; create liens on assets; engage in mergers and consolidations; sell assets; pay dividends and distributions or repurchase capital stock and other restricted payments; repay subordinated indebtedness; engage in certain transactions with affiliates; make investments, loans or advances; make certain acquisitions; enter into sale and leaseback transactions; amend material agreements governing the Company’s subordinated indebtedness; and change the Company’s lines of business.

The Credit Agreement also contains change of control provisions and certain affirmative covenants and events of default substantially similar to the Company’s existing 7.875% senior notes due 2018. The Credit Agreement does not contain any financial maintenance covenants.

The voting arrangements applicable to the Credit Agreement are the substantially the same as those applicable to the Company’s existing senior secured credit agreement.

Morgan Stanley Senior Funding, Inc. is also the administrative agent, collateral agent and swing line lender under the Company’s existing senior secured credit agreement. In addition, certain affiliates of Morgan Stanley Senior Funding, Inc. have, from time to time, provided investment banking and financial advisory services to the Company and/or its affiliates for which they have received customary fees and commissions and such affiliates may provide these services from time to time in the future.

This summary does not purport to be complete and is qualified by the actual terms of the Credit Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8–K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is filed as part of this Current Report on Form 8-K.

Exhibit	Description

10.1	Senior Unsecured Term Loan Credit Agreement, dated as of April 29, 2013, among the Company, the guarantors named therein, Morgan Stanley Senior Funding, Inc., as the administrative agent, and other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

By:	/s/ SAMRAT S. KHICHI
Name:	Samrat S. Khichi
Title:	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Dated: May 2, 2013

EXHIBIT LIST

Exhibit	Description

10.1	Senior Unsecured Term Loan Credit Agreement, dated as of April 29, 2013, among the Company, the guarantors named therein, Morgan Stanley Senior Funding, Inc., as the administrative agent, and other lenders party thereto.

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